Exhibit 10.1

SECOND AMENDMENT TO
TUESDAY MORNING CORPORATION
2008 LONG-TERM EQUITY INCENTIVE PLAN

THIS AMENDMENT is made by Tuesday Morning Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) previously adopted the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan, as amended (the “Plan”);

WHEREAS, the Board of Directors reserved the right in Section 13.1 to amend the Plan; and

WHEREAS, the Board of Directors has determined to amend the Plan to revise the definition of a “Change in Control”.

NOW, THEREFORE, the Board of Directors agrees that effective for Awards granted under the Plan on or after October 18, 2012, Section 2.5(b) of the Plan is hereby completely amended and restated as set forth below (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan):

(b)           with respect to Awards granted under the Plan before October 18, 2012, the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (1) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board), and, with respect to Awards granted under the Plan on or after October 18, 2012, the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (1) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board), and such merger or consolidation is consummated; or

Adopted by the Board of Directors
on October 18, 2012